EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Direct Insite Corp., (the "Company") on Form 10-K for the year ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Matthew E. Oakes, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 25, 2015

/s/ Matthew E. Oakes
Matthew E. Oakes
President, Chief Executive Officer, and Chairman of the Board of Directors
(Principal Executive Officer)